UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 9, 2022 (Date of earliest event reported)

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

(Exact name of registrant as specified in its charter)

Washington	000-13468	91-1069248
(State or Other Jurisdiction of Incorporation)	(Commission File No)	(IRS Employer Identification Number)

1015 Third Avenue, Seattle, Washington		98104
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 674-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EXPD	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Update to Address Changes to Universal Proxy Access Rules

On November 7, 2022, the Board of Directors of Expeditors International of Washington, Inc. (the "Company") approved the amended and restated Bylaws. The amendments to Article II(15) and (15A) and Article IV(2) related to the Securities and Exchange Commission’s recent universal proxy rules and include additional procedural and informational requirements for shareholders utilizing Rule 14a-19. Specifically, the amendments added a new Article II(15)(b)(i)(K), appended Article II(15)(f), amended the first paragraph of Article II(15A)(a) and added a sentence to the end of Article IV(2). The Company’s Bylaw updates are intended to clarify the process by which shareholders are allowed to nominate director candidates in a contested director election if the shareholder elects to utilize Rule 14a-19. The updates became effective on November 9, 2022.

The Bylaws, as so amended and restated, are attached hereto as Exhibit 3.2, which exhibit is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	The following items are filed as exhibits to this report:

3.2	Amended and Restated Bylaws of Expeditors International of Washington, Inc. (as of November 9, 2022)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

November 9, 2022	/s/ Jeffrey F. Dickerman
Jeffrey F. Dickerman,
Senior Vice President General Counsel & Corporate Secretary